Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 22, 2003 relating to the financial statements and financial statement schedule, which appears in Kana Software Inc.’s, Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, CA

November 4, 2003